Exhibit 99.1
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On December 13, 2021 (the “Closing Date”), Landec Corporation (the “Company” or “Landec”) and its wholly owned subsidiary, Curation Foods, Inc. (“Curation” and together with the Company, the “Sellers”), and Taylor Farms Retail, Inc. (“Taylor Farms” and together with the Sellers, the “Parties”) completed the sale (the “Eat Smart Disposition”) of Curation’s Eat Smart business, including its salad and cut vegetable businesses (the “Business”), pursuant to the terms of an asset purchase agreement executed by the Parties on December 13, 2021 (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, Taylor acquired the Business for a purchase price of $73.5 million in cash, subject to a post-closing adjustment based upon net working capital at closing. As part of the Eat Smart Disposition, Taylor Farms acquired, among other assets related to the Business, the manufacturing facility and warehouses (and corresponding equipment) located in Bowling Green, Ohio and Guadalupe, California, as well as inventory, accounts receivable and accounts payable, intellectual property and information of the Business, and assumed certain executory obligations under the Company’s and Curation’s outstanding contracts related to the Business, in each case, subject to the terms of the Asset Purchase Agreement. The following financial information reflects the historical results of Landec as adjusted on a pro forma basis to give effect to the Eat Smart Disposition.

The accompanying unaudited pro forma financial information was prepared utilizing our historical financial data derived from the interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended August 29, 2021, which was filed with the Securities and Exchange Commission on October 5, 2021, and from the audited consolidated financial statements for the years ended May 30, 2021, May 31, 2020, and May 26, 2019, included in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on July 29, 2021. The pro forma adjustments are described in the notes to the unaudited pro forma information and are based upon available information and assumptions that we believe are reasonable. The unaudited and pro forma information assumes the sale transaction described above was consummated at August 29, 2021, for the unaudited and consolidated balance sheet information for the period then ended. The unaudited and consolidated statements of comprehensive (loss) income information for the three months ended August 29, 2021, and fiscal years ended May 30, 2021, May 31, 2020, and May 26, 2019, assumes the transaction was consummated at May 28, 2018 (the first day of our fiscal year ended May 26, 2019), giving full effect to the transaction for the periods presented. The accompanying unaudited pro forma consolidated financial information should be read in conjunction with the Company’s historical financial statements and risk factors included in its filings with the Securities and Exchange Commission.

The pro forma financial information was derived by adjusting the Company’s historical consolidated financial statements and is based on estimates, available information and certain assumptions that the Company’s management believes are reasonable. The Company's management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transaction described above. The unaudited and consolidated financial information are for illustrative purposes only. The financial results may have been different had the sale actually taken place at the time indicated. You should not rely upon the unaudited and consolidated financial information as being indicative of the historical results that would have been achieved had the transaction occurred at the times indicated or of the future financial position or results the Company will experience.

LANDEC CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands, except par value)

	August 29, 2021	Pro Forma Adjustments	Notes	August 29, 2021
	As Reported			Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$1,447	$(41)	2(b)	$1,406
Accounts receivable, less allowance for credit losses	61,956	(27,308)	2(b)	34,648
Inventories	69,415	(7,836)	2(b)	61,579
Prepaid expenses and other current assets	9,591	(3,312)	2(b)	6,279
Total Current Assets	142,409	(38,497)		103,912

Property and equipment, net	180,460	(64,598)	2(b)	115,862
Operating leases	14,299	(6,845)	2(b)	7,454
Goodwill	69,386	(35,470)	2(b)	33,916
Trademarks/tradenames, net	25,328	(8,228)	2(b)	17,100
Customer relationships, net	10,295	(2,115)	2(b)	8,180
Other assets	3,442	(53)	2(b)	3,389
Total Assets	$445,619	$(155,806)		$289,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$46,355	$(31,441)	2(b)	$14,914
Accrued compensation	9,173	(3,647)	2(b)	5,526
Other accrued liabilities	10,855	(5,691)	2(b)(c)	5,164
Current portion of lease liabilities	4,054	(2,533)	2(b)	1,521
Deferred revenue	1,216	(120)	2(b)	1,096
Line of credit	32,000	(22,951)	2(a)	9,049
Total Current Liabilities	103,653	(66,383)		37,270

Long-term debt, net	123,833	(44,936)	2(a)	78,897
Long-term lease liabilities	17,072	(6,977)	2(b)	10,095
Deferred taxes, net	4,091	(4,091)	2(b)	—
Other non-current liabilities	3,105	(629)	2(b)	2,476
Total Liabilities	251,754	(123,016)		128,738

Stockholders’ Equity:
Common stock, $0.001 par value; 50,000 shares authorized; 29,462 shares issued and outstanding at August 29, 2021	29	—		29
Additional paid-in capital	165,725	—		165,725
Retained earnings (accumulated deficit)	29,103	(32,790)	2(a)(c)(d)	(3,687)
Accumulated other comprehensive loss	(992)	—		(992)
Total Stockholders’ Equity	193,865	(32,790)		161,075
Total Liabilities and Stockholders’ Equity	$445,619	$(155,806)		$289,813

LANDEC CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE LOSS (INCOME)
(In thousands, except per share amounts)

	Three Months Ended August 29, 2021
	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Product sales	$128,788	$(87,156)	2(e)	$41,632
Cost of product sales	111,269	(80,072)	2(e)	31,197
Gross profit	17,519	(7,084)		10,435

Operating costs and expenses:
Research and development	2,826	(952)	2(e)	1,874
Selling, general and administrative	15,939	(6,284)	2(e)	9,655
Restructuring costs	2,562	(728)	2(e)	1,834
Total operating costs and expenses	21,327	(7,964)		13,363
Operating loss	(3,808)	880		(2,928)

Dividend income	—	—		—
Interest income	27	—		27
Interest expense, net	(7,917)	1,239	2(e)	(6,678)
Other income (expense), net	109	—		109
Net loss before tax	(11,589)	2,119		(9,470)
Income tax benefit (expense)	2,112	(2,119)	2(e)	(7)
Net loss	$(9,477)	$—		$(9,477)

Net loss per common share:
Basic	$(0.32)	$—		$(0.32)
Diluted	$(0.32)	$—		$(0.32)

Shares used in per share computation:
Basic	29,424	—		29,424
Diluted	29,424	—		29,424

Other comprehensive income (loss), net of tax:
Net unrealized gain (loss) on interest rate swaps (net of tax effect of $(90))	$366	$—		$366
Other comprehensive income (loss), net of tax	366	—		366
Total comprehensive loss	$(9,111)	$—		$(9,111)

LANDEC CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE LOSS (INCOME)
(In thousands, except per share amounts)

	Twelve Months Ended May 30, 2021
	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Product sales	$544,161	$(372,615)	2(e)	$171,546
Cost of product sales	462,687	(341,612)	2(e)	121,075
Gross profit	81,474	(31,003)		50,471

Operating costs and expenses:
Research and development	10,222	(2,798)	2(e)	7,424
Selling, general and administrative	65,364	(27,074)	2(e)	38,290
Legal settlement charge	1,763	—		1,763
Restructuring costs	17,621	(15,738)	2(e)	1,883
Total operating costs and expenses	94,970	(45,610)		49,360
Operating (loss) income	(13,496)	14,607		1,111

Dividend income	1,125	(1,125)	2(e)	—
Interest income	48	—		48
Interest expense, net	(15,344)	4,957	2(e)	(10,387)
Loss on debt refinancing	(1,110)	—		(1,110)
Other (expense) income, net	(11,689)	11,800	2(e)	111
Net loss before tax	(40,466)	30,239		(10,227)
Income tax benefit (expense)	7,801	(12,308)	2(e)	(4,507)
Net loss	$(32,665)	$17,931		$(14,734)

Net loss per common share:
Basic	$(1.12)	$0.61		$(0.50)
Diluted	$(1.12)	$0.61		$(0.50)

Shares used in per share computation:
Basic	29,294	—		29,294
Diluted	29,294	—		29,294

Other comprehensive income (loss), net of tax:
Net unrealized gain (loss) on interest rate swaps (net of tax effect of $(445))	$1,450	$—		$1,450
Other comprehensive income (loss), net of tax	1,450	—		1,450
Total comprehensive loss	$(31,215)	$17,931		$(13,284)

LANDEC CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE LOSS (INCOME)
(In thousands, except per share amounts)

	Twelve Months Ended May 31, 2020
	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Product sales	$590,366	$(430,300)	2(e)	$160,066
Cost of product sales	515,378	(394,699)	2(e)	120,679
Gross profit	74,988	(35,601)		39,387

Operating costs and expenses:
Research and development	11,099	(3,690)	2(e)	7,409
Selling, general and administrative	72,188	(30,998)	2(e)	41,190
Impairment of goodwill and intangible assets	12,953	—		12,953
Restructuring costs	17,285	(15,168)	2(e)	2,117
Total operating costs and expenses	113,525	(49,856)		63,669
Operating loss	(38,537)	14,255		(24,282)

Dividend income	1,125	(1,125)	2(e)	—
Interest income	103	(31)	2(e)	72
Interest expense, net	(9,603)	4,957	2(e)	(4,646)
Other (expense) income, net	(4,395)	4,200	2(e)	(195)
Net loss before tax	(51,307)	22,256		(29,051)
Income tax benefit	13,116	(4,674)	2(e)	8,442
Net loss	$(38,191)	$17,582		$(20,609)

Net loss per common share:
Basic	$(1.31)	$0.60		$(0.71)
Diluted	$(1.31)	$0.60		$(0.71)

Shares used in per share computation:
Basic	29,162	—		29,162
Diluted	29,162	—		29,162

Other comprehensive income (loss), net of tax:
Net unrealized gain (loss) on interest rate swaps (net of tax effect of $878)	$(2,872)	$—		$(2,872)
Other comprehensive income (loss), net of tax	(2,872)	—		(2,872)
Total comprehensive loss	$(41,063)	$17,582		$(23,481)

LANDEC CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE LOSS (INCOME)
(In thousands, except per share amounts)

	Twelve Months Ended May 26, 2019
	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Product sales	$557,559	$(447,881)	2(e)	$109,678
Cost of product sales	476,556	(403,672)	2(e)	72,884
Gross profit	81,003	(44,209)		36,794

Operating costs and expenses:
Research and development	11,466	(3,444)	2(e)	8,022
Selling, general and administrative	62,062	(35,018)	2(e)	27,044
Impairment of goodwill and intangible assets	2,000	(2,000)	2(e)	—
Total operating costs and expenses	75,528	(40,462)		35,066
Operating income	5,475	(3,747)		1,728

Dividend income	1,650	(1,650)	2(e)	—
Interest income	145	(111)	2(e)	34
Interest expense, net	(5,230)	4,957	2(e)	(273)
Other (expense) income, net	1,600	(1,600)	2(e)	—
Net loss before tax	3,640	(2,151)		1,489
Income tax benefit	(1,518)	523	2(e)	(995)
Net Income	2,122	(1,628)		494

Discontinued operations:
Loss from discontinued operations	(2,238)	—		(2,238)
Income tax benefit	527	—		527
Loss from discontinued operations, net of tax	(1,711)	—		(1,711)
Net (loss) income	$411	$(1,628)		$(1,217)

Basic net (loss) income per share:
(Loss) income from continuing operations	$0.07	$(0.06)		$0.02
Loss from discontinued operations	(0.06)	—		(0.06)
Total basic net (loss) income per share	$0.01	$(0.06)		$(0.04)

Diluted net (loss) income per share:
(Loss) income from continuing operations	$0.07	$(0.06)		$0.02
(Loss) from discontinued operations	(0.06)	—		(0.06)
Total diluted net (loss) income per share	$0.01	$(0.06)		$(0.04)

Shares used in per share computation:
Basic	28,359	—		28,359
Diluted	28,607	—		28,607

Other comprehensive income (loss), net of tax:
Net unrealized gain (loss) on interest rate swaps (net of tax effect of $282)	$(1,084)	$—		$(1,084)
Other comprehensive income (loss), net of tax	(1,084)	—		(1,084)
Total comprehensive loss	$(673)	$(1,628)		$(133)

LANDEC CORPORATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The pro forma consolidated condensed balance sheet and statements of comprehensive (loss) income have been derived from the historical consolidated condensed balance sheet and statements of comprehensive (loss) income of Landec as adjusted to give effect to the Eat Smart Disposition. The pro forma consolidated condensed balance sheet gives effect to the sale as if it occurred on August 29, 2021, which was the last day of Landec’s fiscal year 2022 first quarter. The pro forma consolidated condensed statements of comprehensive (loss) income for the three months ended August 29, 2021, and the fiscal years ended May 30, 2021, May 31, 2020, and May 26, 2019 give effect to the sale as if it occurred on May 28, 2018, which was the first day of Landec's fiscal year ended May 26, 2019.

Note 2. Pro Forma Adjustments

Consolidated Balance Sheet

(a) This adjustment relates to the gross proceeds received at closing for the Eat Smart Disposition of $73.5 million, less the payment of transactions-related costs of approximately $5.6 million, and the subsequent repayment of $67.9 million in borrowings under Landec’s existing credit agreements with BMO, Goldman Sachs Specialty Lending Group, L.P. and Guggenheim Credit Services, LLC.

(b) These adjustments represent the elimination of the assets and liabilities associated with the Eat Smart Disposition.

(c) These adjustments represent contract payments incurred pursuant to an amendment of our existing transportation management, warehousing, and transportation services agreement in connection with the Eat Smart Disposition.

(d) Adjustment relates to the approximate loss on sale related to the Eat Smart Disposition.

Consolidated Statements of Comprehensive (Loss) Income

(e) These adjustments represent the elimination of the revenues and operating expenses associated with the Eat Smart Business.